UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

606 – 999 Canada Place Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-8765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, Ivanhoe Electric, Inc. (the “Company”) announced that external counsel Quentin Markin will join the Company as Executive Vice- President, Business Development and Strategy Execution, and Jordan Neeser will join as the Company’s Chief Financial Officer.

Concurrent with the addition of Mr. Markin and Mr. Neeser, several existing members of Ivanhoe Electric’s management team will be assuming new roles.

•	Catherine Barone, current Interim Chief Financial Officer, remains with the Company as Senior Vice-President, Finance.
•	Graham Boyd, current Vice-President, U.S. Projects, will be elevated to Senior Vice-President, U.S. Projects.
•	Glen Kuntz, current Chief Technical and Innovation Officer, will become Senior Vice-President, Mine Development, where he will lead the Company to advance its exploration projects through the development stage.

All appointments and changes are effective November 21, 2022, except Mr. Markin, who will join the Company on January 1, 2023.

Mr. Markin is a seasoned mining lawyer with 24 years’ experience, all with the Canadian firm Stikeman Elliott LLP, where he has been a partner since 2008. Over his career, he has lived and practiced in the world’s mining centers - Sydney, London, Vancouver and Toronto. Mr. Markin’s practice focused on M&A, project development and financing matters for mining companies globally and has been recognized by international legal consultancy Chambers for 11 years as a mining law expert. Mr. Markin has acted for Ivanhoe Electric since its inception, as well as other Ivanhoe group companies, including Ivanhoe Mines, but also senior producers, junior exploration companies, and investment banks. His notable transactions outside of the Ivanhoe Group include the 2007 C$1.2 billion IPO of Franco-Nevada and the 2015 acquisition by OceanaGold of Romarco Minerals and its Haile Gold Mine located in South Carolina for around C$856 million.  Mr. Markin received his Bachelor of Law Degree from the University of Ottawa, Canada, and holds an M.A. in International Relations from the Norman Patterson School of International Affairs, Ottawa, Canada. Mr. Markin is 50 years old.

Mr. Neeser is a finance executive with 18 years of experience in financial reporting, corporate development, and corporate finance, primarily in the mining sector. Most recently Mr. Neeser was CFO and Corporate Secretary at TSX listed Gold Standard Ventures since March 2021, which was acquired by Orla Mining (TSX:OLA) in August, 2022. Mr. Neeser was previously CFO of Conifex Timber (TSX:CFF) from December 2018 to March 2021, and before that spent eight years with First Quantum (TSX:FM) as both Group Controller and Director, Business Development. Mr. Neeser started his career with KPMG, is a Chartered Public Accountant, Chartered Accountant, and holds a Bachelor of Commerce degree from the University of British Columbia, Vancouver, Canada. Mr. Neeser is 40 years old.

On November 17, 2022, Quentin Markin entered into an employment agreement with the Company (the “Employment Agreement”) for a term to continue indefinitely until Mr. Markin resigns or is terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Markin is entitled to an annual base salary of $400,000 per year (“Base Salary”). Mr. Markin will be eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of his Base Salary (“Short Term Bonus”) and a long-term bonus target of 200% of his Base Salary for 2023, based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals. The Company will make an initial grant of 750,000 restricted stock units (“RSUs”), which will vest over a period of five years in accordance with the terms of the applicable equity plans and award grant agreements. Mr. Markin will not participate in employee benefit plans, but will be reimbursed for the cost of similar benefit plans in Australia, in an amount not exceed $10,000 annually.

In the event Mr. Markin’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the Employment Agreement), then Mr. Markin will be entitled to severance pay equal to equal to 1.5 times his annual Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Mr. Markin’s employment is terminated during the 12 month period following such Change in Control by the Company without “Cause” or Mr. Markin resigns for “Good Reason”, then Mr. Markin will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of his annual Base Salary plus one additional month for each full year of service after the third full year of service up to a maximum of 24 months annual Base Salary together with 150% of the Short Term Bonus for the year in which termination of employment occurs.

On November 17, 2022, Jordan Neeser entered into an employment agreement with the Company (the “Employment Agreement”) for a term to continue indefinitely until Mr. Neeser resigns or is terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Neeser is entitled to an annual base salary of $300,000 per year (“Base Salary”). Mr. Neeser will be eligible on an annual basis to receive short-term and long-term incentive awards, with a short-term bonus target of 100% of his Base Salary (“Short Term Bonus”) and a long-term bonus target of 200% of his Base Salary for 2023, based on the terms and conditions of the Company’s then effective annual incentive and equity-based incentive plans or programs and contingent upon the degree of achievement of any applicable performance goals. The Company will make an initial grant of 500,000 stock options (“Options”) with an exercise price of not less than $11.75 per share or at least equal to the fair market value per share on the date of grant if the market value is greater than $11.75 per share on the date of grant. Options will vest in accordance with the terms of the applicable equity plans and award grant agreements.

In the event Mr. Neeser’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) and such termination is not in connection with a Change in Control (as defined in the Employment Agreement), then Mr. Neeser will be entitled to severance pay equal to equal to 1.5 times his annual Base Salary and 1.5 times the target annual bonuses for the year in which termination of employment occurs. In the event of a Change of Control where Mr. Neeser’s employment is terminated during the 12-month period following such Change in Control by the Company without “Cause” or Mr. Neeser resigns for “Good Reason”, then Mr. Neeser will be entitled to severance pay equal to a lump sum cash payment equal to 18 months of his annual Base Salary plus one additional month for each full year of service after the third full year of service up to a maximum of 24 months annual Base Salary together with 150% of the Short Term Bonus for the year in which termination of employment occurs.

There is no arrangement or understanding between Mr. Markin or Mr. Neeser and any other person pursuant to which Mr. Markin or Mr. Neeser was selected as an officer. There are no family relationships between Mr. Markin or Mr. Neeser and any of our directors or executive officers. Neither Mr. Markin or Mr. Neeser has had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreements does not purport to be a complete description of the Employment Agreements and are qualified in their entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated November 21, 2022, relating to the announcement described in Item 5.02, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Ivanhoe Electric Inc. and Quentin Markin
10.2	Employment Agreement between Ivanhoe Electric Inc. and Jordan Neeser
99.1	Press Release dated November 21, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: November 21, 2022	By:	/s/ Eric Finlayson
Eric Finlayson
President

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